Exhibit 32.1

Certification of Chief Executive Officer of

HORIZON BANCORPORATION, INC.

Pursuant to 18 U.S.C. Section 1350
(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned Chief Executive Officer of Horizon Bancorporation, Inc., hereby certifies that:

1.
Horizon Bancorporation, Inc.'s Quarterly Report on Form 10-QSB for the period ended September 30, 2007, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Horizon Bancorporation, Inc.

/s/ Charles S. Conoley
President and Chief Executive Officer
November 14, 2007